UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2008
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
4500 Dorr Street, Toledo, Ohio 43615
(Address of principal executive offices) (Zip Code)
(419) 535-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Severance Plan
On June 18, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Dana approved and adopted, an Executive Severance Plan (Executive Severance Plan). The Executive Severance Plan was adopted in order to provide severance pay to eligible employees (including our named executive officers) whose employment is (i) terminated within a specified period of time following a change in control for a reason other than cause, death, total disability or voluntary resignation; or (ii) terminated prior to a change in control for a reason other than cause, death, disability or resignation.
Change in Control Event
The following individuals are eligible under the Executive Severance Plan upon a Change in Control Event: (i) Chief Executive Officer (Tier 1 Employee); ii) Senior management-level employees (including our named executive officers) as identified by Dana (Tier 2 Employee); and iii) Other management-level employees as identified by Dana (Tier 3 Employee).
A Tier 1 Employee who incurs a Qualifying Termination (as defined in the Executive Severance Plan), he or she will be entitled to receive three (3) years of salary and three (3) times his or her target bonus for the year in which termination occurs. A Tier 2 Employee who incurs a Qualifying Termination will be entitled to receive two (2) years of salary and two (2) times his or her target bonus for the year in which termination occurs. A Tier 3 Employee who incurs a Qualifying Termination will be entitled to receive one (1) year of salary and one (1) times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Severance Plan will be entitled to: (1) the full amount of any earned but unpaid base salary through the date of termination plus a cash payment for all unused vacation time which may have been accrued as of the termination date; (2) a pro rata portion of his or her annual bonus for the year in which termination occurs; (3) all equity awards held by a terminated eligible employee will vest in full and become fully exercisable as of the termination date; (4) any actual award credited to an eligible employee in connection with Dana’s performance awards will vest in full as of date of termination; (5) medical insurance, prescription drug and dental insurance plans as well as basic life insurance at the same cost structure available to active employees; (6) employee assistance program; (7) reasonable costs of outplacement services, subject to the following maximum benefits: Tier 1 Employee — $50,000, Tier 2 Employee — $25,000 and Tier 3 Employee — $15,000. The period of coverage for medical insurance, prescription drug and dental insurance plans as well as basic life insurance is for three (3) years for the Tier 1 employee, two (2) years for the Tier 2 employees and one (1) year for the Tier 3 employees. Notwithstanding the foregoing, the coverage period will terminate earlier if the employee receives similar coverage from a subsequent employer.
Each employee covered by the Executive Severance Plan who incurs a Qualifying Termination will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA after the health benefits described above conclude.
With respect to Tier I and Tier II Employees (“Gross-Up Employees”), the Executive Severance Plan also includes an excise tax gross-up provision whereby if such Gross-Up Employees incur any excise tax by reason of his or her receipt of any payment that equals or exceeds 120% of the amount that constitutes an excess parachute payment, as defined in Section 280G of the Internal Revenue Code, the Gross-Up Employees will be entitled to a gross-up payment in an amount that would place the Gross-Up Employee in the same after-tax position he or she would have been in had no excise tax applied.
Regular Severance Pay
In the event an eligible employee is involuntarily terminated by Dana without cause and such termination occurs prior to a change in control date, Dana will pay the eligible employee an amount based on his or her annual base salary in effect on the date of termination. In the case of the Chief Executive Officer, he or she will receive severance pay based on a period of twenty-four (24) months. All other eligible employees will receive severance pay based on a period of twelve (12) months.
Additionally, such eligible employees for a period of twelve (12) months (24 months in the case of the Tier 1 Employee) beginning on the employment termination date will continue to participate in (i) medical insurance, prescription drug and dental insurance plans as well as basic life insurance; (ii) employee assistance program; (iii) reasonable costs of outplacement services, subject to the following maximum benefits: Tier 1 Employee — $50,000, Tier 2 Employee — $25,000 and Tier 3 Employee — $15,000 on the same cost basis as active employees. Any and all unvested and/or unearned equity awards and performance awards will be immediately forfeited upon termination and no longer in effect.
The Executive Severance Plan may be amended under some circumstances. The Executive Severance Plan terminates automatically on June 18, 2013 unless extended by Dana or unless a change in control has occurred, in which case the Executive Severance Plan terminates following the later of at least thirty-six (36) months after the change in control date or the payment of all severance benefits due under the Executive Severance Plan
The preceding summary of the Executive Severance Plan is qualified in its entirety by reference to the text of the plan, which is filed with this report as Exhibit 10.1 and incorporated herein.
Waiver of Change in Control Severance Payments
In connection with the adoption of the Executive Severance Plan by the Board of Directors, the following executive officers of Dana elected to waive any change in control severance payments he might be entitled to under the Executive Severance Plan:
John M. Devine, Executive Chairman;
Gary L. Convis, Chief Executive Officer; and
Robert H. Marcin, Chief Administrative Officer
As previously disclosed, each of these executive officers is a party to an executive employment agreement with Dana. The waiver provided by these executive officers in connection with the Executive Severance Plan will not effect any rights the executive officers are otherwise entitled to under their respective executive employment agreements.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

10.1	Dana Holding Corporation Executive Severance Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: June 24, 2008	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Dana Holding Corporation Executive Severance Plan

6